Exhibit 10.15
FORM OF
ASSUMPTION AND CONSENT TO ASSIGNMENT AGREEMENT
THIS AGREEMENT made the                      day of                     , 20
BETWEEN:
ABITIBI-CONSOLIDATED INC., a
corporation constituted under the laws of Canada
(the “Corporation”)
– and –
ABITIBIBOWATER INC., a corporation
constituted under the laws of Delaware
(the “Assignee”)
– and –
                                        , an individual residing in the
City of                     , in
(the “Executive”)
RECITALS:
A.	The Corporation and the Executive have entered into a Severance Compensation Agreement dated , 20 (the “Severance Agreement”), attached hereto as Schedule 1.
B.	Pursuant to Section 8 of the Severance Agreement, the Corporation undertook to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform the Severance Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place.
C.	The Corporation has entered into a definitive agreement with Bowater Incorporated to combine in a all stock merger of equals (the “Transaction”).
D.	In the context of the Transaction, the Corporation has requested and the Assignee has agreed to be bound by the terms of the Severance Agreement, upon and subject to the closing of the Transaction.

E.	The effective date (the “Effective Date”) for purposes of this Agreement will be the date of closing of the Transaction.
     NOW THEREFORE in consideration of these premises and the mutual covenants herein contained, the Corporation, the Assignee and the Executive hereby covenant and agree as follows:
1. Assignment by the Corporation
     The Corporation hereby assigns and transfers to Assignee all covenants, agreements, obligations and provisions to be performed, discharged or observed by the Corporation under the Severance Agreement, as of the Effective Date.
2. Assignee’s Obligations
     As of the Effective Date, Assignee covenants and agrees to be named party to the Severance Agreement and to fully perform, discharge and observe all covenants, agreements, obligations and provisions to be performed, discharged or observed by the Corporation under the Severance Agreement, the whole to the same extent and effect as if the Assignee had been an original party to the Severance Agreement, in the place and stead of the Corporation.
3. Consent to Assignment by the Executive
     The Executive hereby consents to the assignment by the Corporation to the Assignee and to the assumption by the Assignee of the Severance Agreement as more fully described above.
4. Release of the Corporation’s Obligations
     Upon the execution of this Assumption and Consent to Assignment Agreement, the Corporation shall be released from all obligations under the Severance Agreement.
5. Conditional Assignment, Assumption and Consent
     The assignment, assumption and consent as described in 3 are conditional upon the completion of the Transaction. In the event that the Transaction is not completed within 180 days of this Agreement, this Agreement shall be deemed null and void and of no effect whatsoever.
6. Representations and Warranties
     Each of the Corporation and the Assignee represents and warrants to the other that it has the capacity, right and power to execute this Agreement and to perform the obligations resulting there from and that it has taken all necessary action to authorize the execution of this Agreement.

7. Entire Agreement
     This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supercedes and replaces the terms of any prior discussions, negotiations or agreements in this respect. No amendments or waiver of this Agreement shall be binding unless executed in writing by both parties hereto.
8. Choice of Law
     This Agreement shall be governed and interpreted in accordance with the laws of the Province of Québec and the courts of the Province of Québec shall be the sole and proper forum with respect to any suits brought with respect to this Agreement. The present agreement has been drafted in English at the request of the Executive. La présente entente à été rédigée en anglais a la demande de l’employé.
9. Copy of Agreement
     The Executive hereby acknowledges receipt of a copy of this Agreement duly signed by the Corporation and the Assignee.
     IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Agreement.

ABITIBI-CONSOLIDATED INC.

By:

By:

ABITIBIBOWATER INC.

By:

By:

THE EXECUTIVE

By:
Witness: